Exhibit 3.4

SEVENTEENTH AMENDMENT OF EIGHTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending its Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P. and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a limited liability partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a registered limited liability limited partnership on July 15, 2002.

(5)	The Eighteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 377.

In affirmation thereof, the facts stated above are true.

Dated: January 17, 2014

General Partner:

By	/s/ James D. Weddle
James D. Weddle,
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip

Alicea, Phillip Anthony	1/1/2014	17815 Suzanne Ridge Drive	Wildwood, MO 63038
Bell, William Michael	1/1/2014	330 8th Ave NE	Hickory, NC 28601
Bouwman, John H.	1/1/2014	206 Clyde Run	Fredericksburg, TX 78624
Campbell, William Fraser	1/1/2014	671 Spyglass Summit	Chesterfield, MO 63017
Corlett, William Max	1/1/2014	1401 Lakeview Dr	Pryor, OK 74361
Dardas, Steven Michael	1/1/2014	100 Ruble	Harrison, AR 72601
Esser, Michael Joseph	1/1/2014	109 Forest Club Dr	Chesterfield, MO 63005
Gee, Rodney	1/1/2014	17840 West Hampton Woods Drive	Wildwood, MO 63005
Halvorsen, Marta Sue	1/1/2014	1119 NE 151st Ave	Vancouver, WA 98684
Heisler, Peter Ramsey	1/1/2014	567 Se Vista Dr	Newport, OR 97365
Hoggarth, Teryl Marie	1/1/2014	20949 Haven Road	Little Falls, MN 56345
Hoppe, David Norbert	1/1/2014	199 Turnberry Ln	Battle Creek, MI 49015
Hunt, Andrew Lawrence	1/1/2014	109 Loudoun Place	Phoenixville, PA 19460
Krupela, Paul Joseph	1/1/2014	12011 Manhattan Place Drive	Des Peres, MO 63131
Mauldin, Judy C.	1/1/2014	3602 Four Trees Drive	Weatherford, TX 76087-2210
Mauzy, Katherine G.	1/1/2014	2409 North Ballas Road	St. Louis, MO 63131
Monson, Gregory Veldon	1/1/2014	1301 Huron Circle	Sheboygan Falls, WI 53085
Murphy, John William	1/1/2014	1056 Taft Rd	Chesapeake, VA 23322
Nelson, James Robert	1/1/2014	1609 Woodcreek Circle	Athens, TN 37303
O’Bryant, Donna Mae	1/1/2014	14410 Granby Rd	Colorado Springs, CO 80921
Pax, James Louis	1/1/2014	1310 Kerria Ave	McAllen, TX 78501

Exhibit A to Seventeenth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Phelps, Steven Charles	1/1/2014	1429 Rockledge Drive	Rockledge, FL 32955-3742
Price, Ronald Todd	1/1/2014	1216 Briarwood	Anderson, SC 29621
Regnier, James Leo	1/1/2014	319 Plant Ave	Webster Groves, MO 63119
Rowe Jr, Harold Richard	1/1/2014	2533 Foxfire Lane	Findlay, OH 45840
Sauer III, Harry John	1/1/2014	187 Kendall Bluff Ct	Chesterfield, MO 63017
Scott, Stanley Keith	1/1/2014	P.O. Box 291	Live Oak, FL 32064-0291
Seibel, Gregory L.	1/1/2014	2000 Briarcliff	Emporia, KS 66801
Skinner, David Jack	1/1/2014	6475 Cr 258	Cameron, TX 76520
Smith, Randall Lewis	1/1/2014	1615 North 4th St	Wahpeton, ND 58075
Thalman, Ronald Thane	1/1/2014	18086 W Mauna Loa Ln	Surprise, AZ 85388
Trammell, Bill Dean	1/1/2014	1325 A South Bryant	Edmond, OK 73034
Unnerstall, Richard Gerard	1/1/2014	4540 Dubois Creek Lane	Washington, MO 63090

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip

Adams, Rodney	1/1/2014	507 Heffernan Drive	Edmonton, AB T6R 2K5
Altergott, Mary Ann	1/1/2014	11 Clermont Ln	St. Louis, MO 63124
Bennett, Steven K.	1/1/2014	18332 Ne 101st Ct	Redmond, WA 98052
Biedar, Bruce Wayne	1/1/2014	700 N Orleans Street	Chicago, IL 60610
Blanchard, Kenneth	1/1/2014	2003 W Arizona Rose Dr	Oro Valley, AZ 85737
Bolton, Wayne	1/1/2014	2540 Sunnyhurst	Oakville, ON L6H 7K5
Bradshaw, Randall	1/1/2014	1052 Canterberry Drive	Manning, SC 29102
Cestia III, John Burton Enoch	1/1/2014	424 East Main Street	New Iberia, LA 70560
Collins, Matt	1/1/2014	12727 Wynfield Pines Ct	Des Peres, MO 63131
Draxler, Neil Robert	1/1/2014	2458 Lexington St	Lafayette, CO 80026
Dutton, Johnathan Donald	1/1/2014	1611 Fairy Dell Trail	Lookout Mountain, GA 30728

Exhibit A to Seventeenth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.

Giardino, Richard L.	1/1/2014	9670 109th Ave	Ottumwa, IA 52501
Grbac, Kim	1/1/2014	9262 Rott Road	St. Louis, MO 63127
Gregory, Wesley W.	1/1/2014	2357 Sterling Pointe Drive	Chesterfield, MO 63005
Hanson, Rhonda Lynn	1/1/2014	160 Ln 650BC Snow Lake	Fremont, IN 46737
Henty, James Francis	1/1/2014	140 Oneida River Road	Pennellville, NY 13132
Isaacson, Charles Shannon	1/1/2014	29061 St Highway UU	Callao, MO 63534
Johnson, David James	1/1/2014	1719 Heritage Lake Dr	Centerville, OH 45458
Katherine G. Mauzy Revocable Trust	1/1/2014	2409 North Ballas Road	St. Louis, MO 63131
Kersting, Tom	1/1/2014	105 Heritage Station	St. Charles, MO 63303
Klocke, Joe	1/1/2014	113 Cloverleaf Meadows Ct	O’Fallon, MO 63366
Lamis, Eugene P.	1/1/2014	4625 Cardona Court	Fort Worth, TX 76126
Lenz, Melissa Oge’	1/1/2014	14865 Brook Hill Dr	Chesterfield, MO 63017
Loftus, Gavin James	1/1/2014	11205 Bonham Ranch Road	Dripping Springs, TX 78620
MacLeod, Darryl John	1/1/2014	35 Dufferin Street	St Albert, AB T8N 5R6
McPhillips, Janesse	1/1/2014	170 Kingscross Drive	King City, ON L7B 1E6
Meno, John Vanderzicht	1/1/2014	20217 Old Burn Road	Arlington, WA 98223
Olsen, Jim	1/1/2014	2118 Saddle Creek Ridge Ct	Wildwood, MO 63005
Prucha, Matthew Howard	1/1/2014	21122 Atascocita Place	Humble, TX 77346
Rivard, Jonathan Alexander	1/1/2014	32 Cedarbank Cres	Toronto, ON M3B 3A4
Schachner, Robert Thomas	1/1/2014	1316 Canterbury Circle	Libertyville, IL 60048
Simis, Robert Sam	1/1/2014	4431 Reedy Creek Road	Bristol, VA 24202
Smith, James Frederick	1/1/2014	1317 Ardglass Trail	Corinth, TX 76210
Thomas Jr, Ted Robinson	1/1/2014	11696 Baseline 2 Road SE	Moses Lake, WA 98837
Thompson, Ricky Reynolds	1/1/2014	124 W Saint James St	Tarboro, NC 27886
Venn, Susan Sanford	1/1/2014	870 Pheasant Woods	St. Louis, MO 63021
Weber, Donald Erwin	1/1/2014	2352 Farm Road 1063	Monett, MO 65708
Westfall, John A.	1/1/2014	2503 Wagon Trail Rd SE	Cedar Rapids, IA 52403
White, Paul David	1/1/2014	1403 Country Side Bend	Fredericksburg, TX 78624

Exhibit A to Seventeenth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.